SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

The SMALLCap Fund, Inc.
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- (Name of Registrant as Specified in its Charter)
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- Ralph W. Bradshaw
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Ralph W. Bradshaw
One West Pack Square, Suite 1650
Asheville, NC 28801
Phone (828) 210-8184    FAX (828) 210-8183

May 22, 2003

Dear Fellow Shareholder of The SmallCap Fund, Inc,

After all is said and done, two "untruths" from the Fund's own solicitations make it undeniably clear why you should Vote the GREEN PROXY today....


(1)	The Fund claims that "even during difficult economies" the Fund's portfolio performance "has remained substantially in line" with its S&P600 Smallcap Index benchmark "over the long term". Oh really?

The truth is... PERSISTENT, MISERABLE PORTFOLIO PERFORMANCE OVER BOTH THE SHORT AND LONG-TERM.


NAV Performance Comparison - Benchmark vs. SMALLCap Fund
Terrible Performance....The SMALLCap Fund has trailed its Benchmark in
EVERY SINGLE PERIOD

Dismal Performance has continued this year. According to closed-end fund experts Thomas J. Herzfeld Advisors, the SMALLCap Fund's 1st quarter 2003 NAV return of -11.7% ranked it number 44 out of 45 total funds in its category, next to dead-last

Cumulative Return for Time Period
Period Ending 12/31/02

(Data presented as a graph)

2 yr.	-9%     -29%

4 yr.	+14%     +8%

6 yr.	+42%     +28%

8 yr.	+123%    +120%

10 yr. +153%   +131%

12 yr. +354%   +264%

Source: SMALLCap Fund Inc. Annual Reports


(over)


(2) The Fund says, "Your Board of Directors has been and continues to be supportive of providing stockholders with the opportunity to receive NAV." How so?

The truth is... WHILE STOCKHOLDERS WAIT AND WAIT FOR ACTION, THE BOARD REFUSES TO EVEN VOTE ON DELIVERING NAV.


Shareholders owning 37% of the Fund demanded a Board vote in the May 9 meeting on a proposed tender offer for Fund shares at full NAV, a straightforward procedure requiring no shareholder vote. Two other directors and I intended to vote IN FAVOR, but the current Board majority ruled me "out of order" when I tried to present the proposal. Thus, no vote was even allowed. The meeting ended with the current Board majority again failing to take any action to deliver NAV to shareholders. By comparison, a virtually identical proposal was actually passed by the Board of another closed-end fund just a few years ago and 77% of that fund's shares were then quickly redeemed at NAV.


END THE MISLEADING HALF-TRUTHS AND DISTORTIONS

VOTE the GREEN PROXY TODAY --
Shareholders deserve NEW BOARD LEADERSHIP PLEDGED TO:

- FIX THE PERSISTENT PERFORMANCE PROBLEM, and
- GIVE STOCKHOLDERS AN OPTION TO RECEIVE NAV


The Fund will continue to spend a huge amount of stockholder money on mailing after mailing, and "hired gun" solicitors paid to annoy you with phone calls, all in an attempt to fool you into voting against your best interests. Please do not let them!


Former U.S. Attorney General Edwin Meese and Thomas Lenagh are men of vast experience and impeccable character. Both have years of service with closed-end funds and their background goes far beyond their involvement with me. Contrast this with the Fund's nominees. One, a business associate of the defeated former chairman, was appointed as part of the Board packing last year. He had no prior closed-end fund experience and was never supported by stockholder vote. The other is the portfolio manager responsible for the Fund's miserable performance.

If you have returned the WHITE proxy card sent to you by the Fund, please revoke that proxy and vote for these nominees and the proposal by marking, signing, dating, and mailing a later dated GREEN proxy card. Once you have returned a later dated GREEN proxy card, there is no need to vote further or respond to the Fund's mailings or phone calls. Remember, your money is being used to pay for all solicitations by the Fund.

Thank you for taking the time to help decide the future of your investment in our Fund. If I may answer any questions whatsoever or provide additional information, please do not hesitate to call me at (828) 210-8184.

Sincerely,

Ralph W. Bradshaw